UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):


                                  June 30, 2004


                           MONMOUTH COMMUNITY BANCORP
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               (Exact name of registrant as specified in charter)


        New Jersey                     0-27428                 22-3757709
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(State or other jurisdiction of       (Commission             (IRS Employer
      incorporation)                  File Number)          (Identification No.)

627 Second Avenue, Long Branch, New Jersey                          07740
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(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (732) 571-1300


                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 5. Other Events and Regulation FD Disclosure
        -----------------------------------------

On June 30, 2004, Monmouth Community Bancorp and Allaire Community Bank issued the following press release:

Monmouth Community Bancorp and Allaire Community Bank Announce Proposed Combination

LONG BRANCH, NEW JERSEY and WALL TOWNSHIP, NEW JERSEY, June 30, 2004, Monmouth Community Bancorp (NASDAQ Small Cap Market; MCBK "Bancorp") and Allaire Community Bank (OTCBB; ALCY "Allaire") announced today that they have entered into an Agreement and Plan of Acquisition (the "Agreement") to combine, as equals, in a strategic business combination transaction.

The Agreement provides for Bancorp to change its name to Central Jersey Bancorp, effect a six for five stock split to shareholders of record as of July 15, 2004, and exchange one share of Central Jersey Bancorp for each outstanding share of Allaire Community Bank common stock. In order to create an ownership structure that gives each company approximate equal ownership of the combined entities, Bancorp will effect a 6-for-5 stock split prior to closing. After giving effect to the stock split, Bancorp will have approximately 1,860,876 shares outstanding and Allaire will have approximately 1,971,361 shares outstanding. Upon consummation of the combination, it is anticipated that there will be approximately 3,832,237 shares of Central Jersey Bancorp outstanding.

Additionally, Monmouth Community Bank, National Association will change its name to Central Jersey Bank, National Association. Subsequent to the consummation of the transaction, Allaire Community Bank and Monmouth Community Bank, National Association will combine as Central Jersey Bank, National Association.

Upon completion of the combination, the entities will, based on March 31, 2004 figures, have in excess of $425 million in total assets and $388 million in total deposits ranking Central Jersey Bancorp in the top ten market share for financial institutions operating in Monmouth County, New Jersey. This combination of two outstanding financial institutions will result in fifteen branch locations stretching from Point Pleasant Boro, Ocean County, to Little Silver, Monmouth County.

The proposed combination is subject to certain customary conditions including Bancorp and Allaire receiving shareholder and regulatory approvals. The combination is anticipated to be closed by the end of 2004.

George S. Callas, Chairman of the Board of Allaire Community Bank, will serve as Chairman, Carl F. Chirico, President and Chief Executive Officer of Allaire Community Bank, will serve as Vice Chairman and James S. Vaccaro, Chairman and Chief Executive Officer of Monmouth Community Bancorp and Monmouth Community Bank, National Association, will serve as Chief Executive Officer and President, of the combined entities. Robert S. Vuono, Senior Executive Vice President and Chief Operating Officer of Allaire Community Bank, and Anthony Giordano III, Executive Vice President and Chief Financial Officer of Monmouth Community Bancorp, will serve in the same capacities of the combined entities. The combined management of both banks will continue to emphasize strong and committed personal service to the local communities they serve.

The board of directors of Central Jersey Bancorp will be comprised of 12 directors, 6 of whom will be named by Bancorp and 6 of whom will be named by Allaire. According to Mr. Callas, Mr. Chirico and Mr. Vaccaro, this combination will result in the creation of a unique community banking organization in the central New Jersey region. By combining two organizations with superior market reputations, this transaction will result in a larger community-based financial institution with increased market presence and capacity. Messrs. Callas, Chirico and Vaccaro added that both Allaire Community Bank and Monmouth Community Bank, National Association have adopted corporate value systems and cultures that are complimentary and will benefit shareholders, employees and depositors. Moreover, based on March 31, 2004 figures, the combined banks will have a legal lending limit that exceeds $5.0 million.

Mr. Callas, Mr. Chirico and Mr. Vaccaro also commented that this transaction is about the combination of organizations which will result in franchise expansion, enhanced customer service, improved shareholder value and the creation and further development of career opportunities for our banking professionals. Our customers will realize immediate benefits, including access to a greater number of automatic teller machines, bank branches and coin counting machines. In addition to anticipated revenue enhancements, operational economies are expected to realize prospective cost savings exceeding five percent (5%) of the combined entities' expense base. From the concept to the name change, we believe that the combined entity will set a new, higher standard for community-based banking in our combined markets.

Statements about the future expectations of Monmouth Community Bancorp and Allaire Community Bank, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Since these statements involve risks and uncertainties and are subject to change at any time, the companies' actual results could differ materially from expected results. Among these risks, trends and uncertainties are the obtainment of regulatory and shareholder approval to effect the proposed combination, the effect of governmental regulation on Monmouth Community Bank, National Association and Allaire Community Bank, the availability of working capital, the cost of personnel, and the competitive market in which Monmouth Community Bank, National Association and Allaire Community Bank compete.

Any questions can be directed to Carl F. Chirico, President & CEO of Allaire Community Bank, at (732) 292-0500, or James S. Vaccaro, Chairman & CEO of Monmouth Community Bank, National Association at (732) 571-1300.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MONMOUTH COMMUNITY BANCORP
                                              --------------------------
                                                    (Registrant)



                                        By: /s/ James S. Vaccaro
                                           ------------------------------------
                                           James S. Vaccaro
                                           Chairman and Chief Executive Officer


Date: July 1, 2004